WINTHROP REALTY TRUST

AT THE COMPANY
Carolyn Tiffany
Chief Operating Officer
(617) 570-4614

          WINTHROP REALTY TRUST ANNOUNCES IT HAS ACQUIRED THREE OFFICE
                          BUILDINGS IN SUBURBAN CHICAGO

      Boston, Massachusetts- February 17, 2006-Winthrop Realty Trust (NYSE:FUR) has completed the previously disclosed acquisition of three office buildings located at 550-560, 701 and 1050 Warrenville Road, Lisle, Illinois, a Chicago suburb. The gross purchase price for the 550-560 and 701 properties is $31,750,000 and the purchase price for the 1050 property, which was acquired in a joint venture with Winthrop holding 60% and the balance held by Marc Realty, a partner in a number of Winthrop's Chicago area properties, was $3,500,000. The three properties contain an aggregate of approximately 290,000 square feet of office space. The 550-560 and 701 properties, which contain 236,200 square feet, are 97% occupied and the 1050 property is vacant.

                               ___________________

      Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Winthrop Realty Trust to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors. Further information about these matters and the risks generally with respect to Winthrop can be found in Winthrop's filings with the Securities and Exchange Commission.

      Winthrop Realty Trust is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.